SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements reflect the current views of Lexington Realty Trust (the “Trust”) and The Lexington Master Limited Partnership (the “Partnership”) with respect to the future events or financial performance discussed in this report, based on management's beliefs and assumptions and information currently available. When used, the words "believe", "anticipate", "estimate", "project", "should", "expect", "plan", "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements in this report include, without limitation, statements relating to the Trust’s operating partnerships' ability to make distributions sufficient for the Trust to pay dividends under its current dividend policy.

Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties. Should one or more of these risks or uncertainties materialize, or should the Trust’s or the Partnership’s assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in The Trust’s and the Partnership’s most recent annual reports on Form 10-K filed with the SEC on March 1, 2007 and March 30, 2007, respectively and other periodic reports filed with the SEC, including risks related to, (1) the failure to successfully complete the Trust’s strategic restructuring plan, (2) the failure to integrate the Trust’s operations and properties with those of Newkirk Realty Trust, (3) the failure to continue to qualify as a real estate investment trust, (4) changes in general business and economic conditions, (5) competition, (6) increases in real estate construction costs, (7) changes in interest rates, or (8) changes in accessibility of debt and equity capital market. The Trust and the Partnership expressly disclaim any responsibility to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or otherwise.

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan

On June 1, 2007, Lexington Realty Trust, or the Trust, entered into a credit agreement among the Trust, The Lexington Master Limited Partnership, or the Partnership, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., jointly and severally as borrowers, KeyBanc Capital Markets, as lead arranger and book running manager, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5.(d) therein.

The credit agreement provides for a $225 million term loan, which bears interest at a rate of 60 basis points over LIBOR. The term loan matures on June 1, 2009 and has a six-month extension option. The borrowers have the option to increase the term loan to $300.0 million within 90 days of origination.

The credit agreement contains representations, financial and other affirmative and negative covenants, events of defaults and remedies typical for this type of term loan. The principal financial covenants impacting the Trust’s leverage under this facility are (1) the Trust’s total indebtedness may not exceed 65% of its capitalized value; (2) the Trust’s adjusted EBITDA determined on a consolidated basis for the period of two consecutive fiscal quarters most recently ending may not be less than 150% of the Trust’s debt service for such period; (3) the Trust’s adjusted EBITDA for the period of two consecutive fiscal quarters most recently ending may not be less than 140% of the Trust’s fixed charges for such period; (4) the Trust’s principal amount of recourse secured indebtedness determined on a consolidated basis may not exceed 10% of the Trust’s capitalized value; (5) the Trust’s principal amount of recourse secured indebtedness on a property may not exceed 75% of a stabilized property or 80% of a development property; (6) the Trust’s tangible net worth may not be less than $1,224,905,000 plus 75% of the net proceeds from certain equity offerings by the Trust; and (7) the Trust’s floating rate indebtedness may not exceed 35% of the Trust’s total indebtedness. The credit agreement also restricts the amount of capital we can invest in specific categories of assets, such as unconsolidated entities, unimproved land, properties under construction, notes receivable, and properties leased under ground leases.

In addition, the credit agreement contains a covenant that restricts the ability of the borrowers to make certain payments. This covenant contains certain exceptions, including an exception that allows the Trust’s operating partnerships to make any distributions necessary to allow the Trust to (i) maintain its status as a real estate investment trust or (ii) distribute 90.0% of funds from operations. The Trust does not anticipate that this provision will adversely affect the ability of its operating partnerships to make distributions sufficient for the Trust to pay dividends under its current dividend policy.

The credit agreement contains cross default provisions with other of the Trust’s material indebtedness and other typical events of default.

Borrowings under the credit facility are guaranteed by certain subsidiaries of the Trust and the Partnership and are secured by pledges of interests in certain property owning subsidiaries of the Trust and the Partnership.

The foregoing description of the credit agreement is qualified in its entirety by reference to the purchase agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Contribution Agreement

On June 1, 2007, the Trust and the Partnership entered into a contribution agreement whereby the Trust contributed to the Partnership its interest in Lexington Acquiport Company, LLC, a co-investment program with the Common Retirement Fund of the State of New York, in exchange for 3,077,633 units of limited partnership in the Partnership. The number of units was determined in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership. The contribution agreement contained limited representations and warranties and closing conditions.

The foregoing description of the contribution agreement is qualified in its entirety by reference to the contribution agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Purchase Agreements

After the effectiveness of the contribution agreement, on June 1, 2007, the Partnership and the Trust each entered into separate purchase agreements with the Common Retirement Fund of the State of New York, the Trust and the Partnership’s co-investment partner, to acquire all of the outstanding interests not otherwise owned by the Trust or the Partnership in Lexington Acquiport Company, LLC and Lexington Acquiport Company II, LLC, respectively, two of the Trust’s co-investment programs. The Trust, directly and through the Partnership, is now the sole owner of the co-investment programs’ 26 primarily single tenant net leased properties. The interests were acquired for cash payments of approximately $277.4 million and the assumption of approximately $515.0 million of non-recourse first mortgage financing. The purchase agreements contained limited representations and warranties and closing conditions.

The foregoing description of the purchase agreements is qualified in its entirety by reference to the purchase agreements attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2007, the Trust and the Partnership completed the acquisition of interests described in Item 1.01 of this Current Report on Form 8-K under the headings “Contribution Agreement” and “Purchase Agreements.” The material terms of the acquisition of interests are set forth in Item 1.01 of this Current Report on Form 8-K under the headings "Contribution Agreement" and "Purchase Agreements" and are incorporated herein.

A description of the assets underlying the interests is set forth in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 1, 2007, the Trust and the Partnership entered into the credit agreement described in Item. 1.01 of the Current Report on Form 8-K under the heading "Term Loan." The material terms and conditions pertaining to the term loan are set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Term Loan” and are incorporated herein.

Item 3.02.	Unregistered Sales of Equity Securities.

As disclosed under Item 1.01 of this Current Report on Form 8-K under the heading “Contribution Agreement,” the Partnership issued 3,077,633 units of limited partnership in the Partnership to the Trust at a price per unit of $20.9165. The units were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On June 4, 2007, the Trust announced, among other things, a strategic restructuring plan, which it anticipates implementing by year end. The plan, when completed, will restructure the Trust into a company consisting primarily of:

▪	A wholly owned portfolio of core office assets.
▪	A wholly owned portfolio of core warehouse/distribution assets.
▪	A continuing 50% interest in a joint venture that invests in senior and subordinated debt interests secured by both net-leased and multi-tenanted real estate collateral.
▪	A minority interest in a to-be-formed joint venture that invests in specialty single-tenant real estate assets.
▪	Equity securities in other net lease companies owned either individually or through an interest in one or more joint ventures.

In connection with the strategic restructuring plan, the Trust announced:

▪	The acquisition disclosed under Item 1.01 of this Current Report on Form 8-K under the heading “Purchase Agreements.”

▪

An agreement with its partner in Lexington/Lion Venture L.P., to distribute the 17 properties owned by the co-investment program between the partners and to terminate the co-investment program, which agreement is subject to the execution of a definitive written agreement and satisfaction of closing conditions.

▪	The term loan disclosed under Item 1.01 of this Current Report on Form 8-K under the heading “Term Loan.”

▪	A disposition program, whereby the Trust is marketing approximately 140 non-core assets for sale and anticipating proceeds from these dispositions to exceed $1.0 billion.

▪	Its intention to create a joint venture with an institutional funding source to invest in “core plus” net leased assets, such as manufacturing assets, call centers and other specialty assets.

The foregoing description of the press release is qualified in its entirety by reference to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. The portion of the press release entitled “Comments from Management” is deemed furnished not filed. The Trust can provide no assurance with respect to the completion of any part of the strategic restructuring plan.

Item 9.01.	Financial Statements and Exhibits.

(a)    The Trust or the Partnership will file any financial statements required by this item by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)   The Trust or the Partnership will file any pro forma financial information required by this item by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits

10.1

Credit Agreement among the Trust, The Lexington Master Limited Partnership, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., jointly and severally as borrowers, KeyBanc Capital Markets, as lead arranger and book running manager, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5.(d) therein

10.2	Contribution Agreement between the Trust and the Partnership
10.3	Purchase Agreement between the Partnership and the Common Retirement Fund of the State of New York for interests in Lexington Acquiport Company, LLC
10.4	Purchase Agreement between the Trust and the Common Retirement Fund of the State of New York for interests in Lexington Acquiport Company II, LLC
99.1	Press Release dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 7, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1

Credit Agreement among the Trust, The Lexington Master Limited Partnership, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P., and Net 3 Acquisition L.P., jointly and severally as borrowers, KeyBanc Capital Markets, as lead arranger and book running manager, KeyBank National Association, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5.(d) therein

10.2	Contribution Agreement between the Trust and the Partnership
10.3	Purchase Agreement between the Partnership and the Common Retirement Fund of the State of New York for interests in Lexington Acquiport Company, LLC
10.4	Purchase Agreement between the Trust and the Common Retirement Fund of the State of New York for interests in Lexington Acquiport Company II, LLC
99.1	Press Release dated June 4, 2007